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                                                                    EXHIBIT 11.1



                              THOUSAND TRAILS, INC.
                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                    (Dollars and common shares in thousands)



                                                             Year Ended            Year Ended              Year Ended
                                                           June 30, 2000         June 30, 1999           June 30, 1998
                                                       --------------------   --------------------   --------------------

BASIC:

Weighted average number of common shares outstanding                  7,981                  7,630                  7,407
                                                       ====================   ====================   ====================

Net income allocable to common shareholders            $              9,249   $              5,571   $             24,879
                                                       ====================   ====================   ====================

Net income per common share -- basic                   $               1.16   $               0.73   $               3.36
                                                       ====================   ====================   ====================

DILUTED:

Weighted average number of common shares outstanding                  7,981                  7,630                  7,407
Weighted average common stock equivalents -
  Dilutive options                                                      613                    824                    975
  Dilutive warrants                                                       0                     21                     16
                                                       --------------------   --------------------   --------------------

Weighted average number of common shares outstanding                  8,594                  8,475                  8,398
                                                       ====================   ====================   ====================

Net income allocable to common shareholders            $              9,249   $              5,571   $             24,879
                                                       ====================   ====================   ====================

Net income per common share -- diluted                 $               1.08   $               0.66   $               2.96
                                                       ====================   ====================   ====================
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